ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION

THIS  ACQUISITION   AGREEMENT  AND  PLAN  OF  REORGANIZATION   (hereinafter  the
Agreement) is made and entered into as of the 14th day of September , 2001 by and between 1ST GENX, INC., a Nevada corporation (hereinafter FGNI) and OASIS INFORMATION SYSTEMS, INC., a Nevada corporation (hereinafter OIS).

                                    RECITALS

WHEREAS, FGNI is a fully reporting and trading Nevada corporation;

WHEREAS, OIS is a development stage Nevada corporation;

WHEREAS FGNI desired to acquire 100% of the outstanding common stock of OIS via a reverse merger whereby OIS will become an operating subsidiary of FGNI in exchange for shares of common and preferred stock.

WHEREAS,  the acquisition  will be in compliance with Internal  Revenue Code 368
(a)(1)(B), 1986 as amended. This will be a stock for stock transaction.

NOW, THEREFORE, in consideration of the premises and mutual representations, warranties, and covenants herein contained, the parties agree as follows:

                                    ARTICLE 1

                       ACQUISITION AND EXCHANGE OF SHARES

SECTION 1.1 Acquisition. The parties hereto agree that this Agreement shall replace and supersede the Letter of Intent executed by the parties on 8/30/01. The parties hereby agree that FGNI shall acquire 100% of the outstanding common shares of OIS. In exchange for the common stock of OIS FGNI will issue
20,000,000 shares of $.001 par value common stock and 3,000,000 shares of voting, convertible preferred stock at a stated value of $1.00 per share. The shares will be issued to the shareholders of OIS.

The parties hereto agree further, that the business of OIS will become the business of FGNI.

SECTION 1.2 Issuance of Shares

     (a) Upon the Closing of this Agreement, FGNI shall cause to be issued shares and delivered to OIS, in the name of its shareholders. Said shares will be issued contemporianiously with the receipt of the OIS shares

     (b) The shares of FGNI common and preferred stock issued hereunder shall be authorized but previously unissued shares.

     (c) All shares of FGNI stock hereunder are deemed "restricted securities" as defined by Rule 144 of the Securities Act of 1933. The shareholders of OIS are acquiring their shares for investment only and without the intent of distribution until such time as appropriate regulatory approved has been properly obtained. All shares of FGNI issued under terms of this agreement shall be issued pursuant to an exemption for the registration requirements of the 1993 Act, under Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder.

SECTION 1.3 Closing. The closing of this Agreement and the transactions contemplated hereby (the Closing) shall take place 30 days from the approval date of the shareholder of FGNI (the Closing Date), at a time and place to be mutually agreed upon by the parties hereto, and shall be subject to the provisions of ARTICLE X of this Agreement. At the Closing:

     (a) OIS shall cause the stock of OIS to be deemed to FGNI, fully executed instruments of conveyance;

     (b) The shares delivered to OIS will bear a standard restrictive legend;

     (c) FGNI shall deliver to OIS, certificates representing an aggregate of 20,000,000 shares of FGNI Common Stock and 3,000,000 shares of preferred stock and which certificates shall bear a standard restrictive legend in the form customarily used with restricted securities;

     (d) FGNI shall  deliver an Officer's  Certificate  as described in Sections
9.1  and  9.2  hereof,   dated  the  Closing  Date,  that  all  representations,
warranties, covenants and conditions set forth herein by FGNI are true and correct as of, or have been fully performed and complied with by the Closing Date; and

     (e) OIS shall deliver an Officer's Certificate as described in Sections 8.1 and 8.2 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by OIS, are true and correct as of, or have been fully performed and complied with by, the Closing Date;

SECTION 1.4 Special Meeting of Shareholders. In anticipation of this Agreement, OIS will hold Special Meetings of Shareholders on or before October 15, 2001, to ratify this Agreement. FGNI will hold a Special Meeting on October 16, 2001 with a recommendation of management to (1) ratify this Agreement, (2) Change the corporate name, (3) Elect Jerry Tavitas, Diane terry and Randy Walker as directors of FGNI.

SECTION 1.5 Consummation of Transaction. If, at the Closing, no condition exists which would permit any of the parties to terminate this Agreement, or a condition then exists and the party entitled to terminate because of that condition elects not to do so, then the transactions herein contemplated shall be consummated upon such date, and then and thereupon FGNI will file the necessary documents that may be required by the State of Nevada.
                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF 1ST GENX

         FGNI hereby represents, warrants and agrees that:

SECTION 2.1 Organization of FGNI. FGNI is a Nevada corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is duly qualified and in good standing as a foreign corporation in every jurisdiction in which such qualification is necessary, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged. FGNI has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of FGNI, enforceable against FGNI in accordance with its respective terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

SECTION 2.2 Capitalization of FGNI. The authorized capital stock of FGNI currently consists of 200,000,000 shares of Common Stock, par value $.001 per share, of which 13,500,000 shares will be issued and outstanding, and 10,000,000 shares of Preferred Stock, stated value one dollar ($1.00) per share, 0 of which are presently issued and outstanding. All issued and outstanding shares of common stock of FGNI have been duly authorized and validly issued and are fully paid and non-assessable. There are no options, warrants, rights, calls, commitments or agreements of any character obligating FGNI to issue any shares of its capital stock or any security representing the right to purchase or otherwise receive any such stock. Shares of FGNI stock to be issued pursuant to this Agreement, when so issued, will be duly authorized, validly issued, fully paid and non-assessable.

SECTION 2.3 Charter Documents. Complete and correct copies of the Articles of Incorporation and By-Laws of FGNI and all amendments thereto, have been or will be delivered to OIS prior to the Closing, and certified copies of the FGNI Articles of Incorporation and By-Laws are annexed hereto as Exhibit 2.3 and by this reference made a part hereof.

SECTION 2.4 Financial Statements. FGNIs certified financial statements for the period ending December 31, 1999, December 31, 2000 and June 30, 2001 unaudited, a copy of which is annexed hereto as Exhibit 2.4 and by this reference made a part hereof, are true and complete in all material respects, having been prepared in accordance with generally accepted accounting principles applied on a consistent basis for the periods covered by such statements, and fairly present, in accordance with generally accepted accounting principles, the financial condition of FGNI, and results of its operations for the periods covered thereby. Except as otherwise disclosed to OIS, in writing and as set forth herein, there has been no material adverse change in the business operations, assets, properties, prospects or condition (financial or otherwise) of FGNI taken as a whole from that reflected in the financial statements referred to in this Section 2.4, of which OIS, based its decision to enter into this Agreement.

SECTION 2.5 Absence of Certain Changes or Events. Since the date of the FGNI financial report for the period ending June 30, 2001, and except as disclosed, FGNI has not (i) issued or sold any promissory note, stock, bond, option or other corporate security of which it was an issuer or other obligor, (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, direct or indirect, (iii) incurred or suffered to be incurred any liability or obligation whatsoever, (iv) caused or permitted any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, (v) declared or made any dividend, payment or distribution to stock holders or purchased or redeemed or agreed to purchase or redeem any shares of its capital stock, (vi) reclassified its shares of capital stock, or (vii) entered into any agreement or transaction except in connection with the execution and performance of this Agreement except otherwise been discussed.

SECTION 2.6 Assets and Liabilities. FGNI has good and marketable title to all of its assets and property, free and clear of any and all liens, claims and encumbrances, except as may be otherwise explicitly set forth herein. As of date hereon, FGNI does not have any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise, whether due or to become due, that are not fully reflected in the FGNI Balance Sheet dated June 30, 2001 except as may be explicitly set forth herein.

SECTION 2.7 Required Authorizations. There have been or will be timely filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by FGNI or the consummation by it of the transactions contemplated hereby.

SECTION 2.8 Compliance with Law and Government Regulations. FGNI is in compliance with and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business.

SECTION 2.9 Litigation. There is no litigation, arbitration, proceeding or investigation pending or threatened to which FGNI is a party or which may result in any material change in the business or condition, financial or otherwise, of FGNI or in any of its properties or assets, or which might result in any liability on the part of FGNI or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of FGNI, there is no basis for any such litigation, arbitration, proceeding or investigation and if such occurs, it will be disclosed to OIS.

SECTION 2.10 Investigation of Financial Condition. In addition to making available for review by OIS all financial statements, books and records of FGNI, and without in any manner reducing or otherwise mitigating the representations contained herein, OIS, shall have the opportunity to meet with FGNI's accountants and attorneys to discuss the financial condition of FGNI and to make whatever further independent investigation deemed necessary and prudent.

SECTION 2.11 Governmental Consent. No consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of FGNI is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated hereby.

SECTION 2.12 Authority. FGNI and its Board of Directors shall have approved this Agreement and the transactions contemplated hereby prior to the Closing and duly authorized the execution and delivery hereof. FGNI has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby, and all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

SECTION 2.13 Full Disclosure. None of the representations and warranties made by FGNI herein, or in any exhibit, certificate or memorandum furnished or to be furnished by FGNI on its behalf pursuant hereto, contains or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

                                   ARTICLE III

                                COVENANTS OF FGNI

SECTION  3.1  Conduct  Prior to the  Closing.  Between  the date  hereof and the
Closing:

     (a) FGNI will not enter into any agreement, contract or commitment, whether written or oral, or engage in any transaction, without the knowledge and prior written consent of OIS;

     (b) FGNI will not declare any dividends or distributions with respect to its capital stock or amend its Articles of Incorporation or By-Laws, without the prior written consent of OIS;

     (c) FGNI will not authorize, issue, sell, purchase or redeem any shares of its capital stock without the prior written consent of OIS;

     (d) FGNI will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish information to OIS in connection with any such requirements imposed upon the parties hereto in connection therewith;

     (e) FGNI will not incur any indebtedness for money borrowed, or issue or sell any debt securities, incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount or enter into any other transaction other than in the regular course of business, except to comply with the terms of this Agreement, without the consent of OIS;

     (f) FGNI shall grant to OIS and its counsel, accountants and other representatives, full access during normal business hours during the period prior to the Closing to all its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to OIS and such representatives all information relating to FGNI as OIS may reasonably request; and

     (g) Except for the transactions contemplated by this Agreement, FGNI will conduct its business in the normal course, and shall not sell, pledge or assign its assets without the prior written consent of OIS.

SECTION 3.2 Affirmative Covenants. Prior to Closing, FGNI will do the following:

     (a) Use its best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all the conditions contained in this Agreement;

     (b) Call for and properly hold a meeting of its Board of Directors for the purpose of conducting the business and ratifying those proposals as set forth in
Section 1.4 above.

     (c) Promptly notify OIS, in writing of any material adverse change in the financial condition, business, operations or key personnel of FGNI, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement or in an exhibit annexed hereto and made a part hereof; and

     (d) Reserve, and promptly after the Closing, issue and deliver to OIS or its designees the number of shares of FGNI common stock required hereunder; and

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF OIS

OIS hereby represents, warrants and agrees that:

SECTION 4.1  Organization  of OIS.  OIS is Oasis  Information  Systems,  Inc., a
Nevada corporation/ IOIS is validly existing and in good standing in each respective state, is duly qualified and in good standing in each jurisdiction.



SECTION 4.2 Charter Documents. Complete and correct copies of the Articles of Incorporation and By-Laws of OIS and its affiliates and all amendments thereto, have been or will be delivered to FGNI prior to the Closing.

SECTION 4.3 Financial Statements/Assets and Liabilities. OIS has good and marketable title to all of the assets to be transferred and delivered to FGNI hereunder, free and clear of any and all liens, claims and encumbrances, except as may be otherwise set forth herein and in its financial statements and further set forth in Exhibit 4.3 annexed hereto and by this reference made a part hereof.

SECTION 4.4 Required Authorizations. There have been or will be timely filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by OIS or the consummation by it of the transactions OIS, contemplated hereby.

     SECTION 4.5 Compliance with Law and Government Regulations. OIS is in compliance with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, whether mandatory or voluntary, affecting its properties and operations, imposed by the United States of America.

SECTION 4.6 Litigation. There is no litigation, arbitration, proceeding or investigation pending or threatened to which OIS are a party or which may result in any material change in the business or condition, financial or otherwise, of OIS, or in any of its properties or assets, or which might result in any liability on the part of OIS, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of OIS, there is no basis for any such litigation, arbitration, proceeding or investigation.

SECTION 4.7 Investigation of Financial Condition. In addition to making available for review by FGNI all financial statements, books and records of OIS, and without in any manner reducing or otherwise mitigating the representations contained herein, FGNI shall have the opportunity to meet with OIS accountants and attorneys to discuss the financial condition of OIS and to make whatever further independent investigation deemed necessary and prudent.




SECTION 4.8 Governmental Consent. No consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of OIS is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated hereby.

SECTION 4.9 Authority. OIS and its shareholders shall have approved this Agreement and the transactions contemplated hereby prior to the Closing and duly authorized the execution and delivery hereof. OIS has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby, and all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken. Those persons executing this Agreement represent that they have received the authority to act on behalf of and for the shareholders of OIS and that in the event additional shareholder approvals are required, such approvals will be obtained at the next scheduled annual meeting of OIS shareholders.

SECTION 4.10 Investment Purpose. OIS hereby represents that it is acquiring the shares of FGNI stock to be issued hereunder for investment purposes only and not with a view for further distribution or resale. OIS further represents and acknowledges that the FGNI shares issued hereunder are "restricted securities" and may not be sold, traded or otherwise transferred without registration under the 1933 Act or exemption therefrom.

SECTION 4.11 Full Disclosure. None of the representations and warranties made by OIS herein, or in any exhibit, certificate or memorandum furnished or to be furnished by FGNI, on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading.

                                    ARTICLE V

                                COVENANTS OF OIS

SECTION 5.1 Conduct Prior to Closing. Between the date hereof and the Closing:

     (a) OIS will not enter into any material agreement, contract or commitment, whether written or oral, or engage in any transaction, without the prior written consent of FGNI;

     (b) OIS will not declare any dividends or distributions with respect to its capital stock or amend its Articles of Incorporation or By-Laws, without the prior written consent of FGNI;

     (c) Except within the regular course of business, OIS will not incur any indebtedness for money borrowed or issue to sell any debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, with the prior written consent of FGNI;

     (d) OIS will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish information to FGNI in connection with any such requirements imposed upon the parties hereto in connection therewith; and

     (e) OIS grant to FGNI and its counsel, accountants and other representatives, full access during normal business hours during the period prior to the Closing to all its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to FGNI and such representatives all information relating to OIS , as FGNI may reasonably request.

SECTION 5.2 Affirmative Covenants. Prior to Closing, OIS will do the following:

     (a) Obtained the approval of its Board of Directors and shareholders to proceed with this Agreement and obtain any further shareholder approvals, which may be required, at the next scheduled annual meeting of OIS shareholders;

     (b) Use its best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all the conditions contained in the Agreement; and

     (c) Promptly notify FGNI in writing of any materially adverse change in the financial condition, business, operations or key personnel of OIS any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

SECTION 6.1 Expenses. Whether or not the transactions contemplated in this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense or as otherwise agreed to herein.

SECTION 6.2 Brokers and Finders. Each of the parties hereto represents, as to itself, that with the exception of the consideration and additional shares of FGNI Common Stock to be paid and issued pursuant to the Letter of Intent, dated 8/30/01 annexed hereto as Exhibit 6.2 and by this reference made a part hereof, and to which FGNI acknowledges and agrees fulfill the terms thereof, no other agent, broker, investment banker or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

SECTION 6.3 Necessary Actions. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of FGNI or OIS as the case may be, shall take all such necessary action.

SECTION 6.4 Indemnification. Each party to this Agreement hereby agrees to defend and hold the other party harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which arise out of, result from or relate to any material breach of, or failure by the party to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by the party under this Agreement.

                                   ARTICLE VII

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

     The obligations of the parties under this Agreement are subject to the fulfillment and satisfaction of each of the following conditions:

SECTION 7.1 Legal Action. No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of this Agreement or any of the transactions contemplated by this Agreement shall have been issued and remain in effect.

SECTION  7.2  Absence  of   Termination.   The  obligations  to  consummate  the
transactions  contemplated  hereby  shall not have  been  canceled  pursuant  to
Article X hereof.

SECTION 7.3 Required Approvals. FGNI and OIS shall have received all such approvals, consents, authorizations or modifications as may be required to permit the performance by FGNI and OIS of the respective obligations under this Agreement, and the consummation of the transactions herein contemplated, whether from governmental authorities or other persons and FGNI and OIS, shall each have received any and all permits and approvals from any regulatory authority having jurisdiction required for the lawful consummation of this Agreement.

                                  ARTICLE VIII

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF OIS

     All obligations of FGNI under this Agreement are subject to the fulfillment and satisfaction by OIS prior to or at the time of the Closing, of each of the following conditions, any one or more of which may be waived by FGNI.

SECTION 8.1 Representations and Warranties True at the Closing. All representations and warranties of OIS contained in this Agreement will be true and correct at and as of the time of the Closing, and OIS shall have delivered to FGNI a certificate, dated the date of the Closing, to such effect and in the form and substance satisfactory to FGNI, and signed, in the case of OIS by its president and secretary.

SECTION 8.2 Performance. The obligations of OIS to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed at such time, and OIS shall have delivered to FGNI a certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to FGNI.

SECTION 8.3 Authority. All action required to be taken by, or on the part of OIS and its shareholders, if required, to authorize the execution, delivery and performance of this Agreement by OIS and the consummation of the transactions contemplated hereby, shall have been duly and validly taken.

SECTION 8.4 Absence of Certain Changes or Events. There shall not have occurred, since the date hereof, any adverse change in the business, condition, (financial or otherwise), assets or liabilities of OIS or any event or condition of any character adversely affecting OIS and it shall have delivered to TRIAD, certificates, dated the date of the Closing, to such effect and in form and substance satisfactory to FGNI and signed, in the case of OIS, by its president and secretary.

                                   ARTICLE IX

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF OIS

     All obligations of OIS under this Agreement are subject to the fulfillment and satisfaction by FGNI prior to or at the time of the Closing, of each of the following conditions, any one or more of which may be waived by OIS.

SECTION 9.1 Representations and Warranties True at the Closing. All representations and warranties of FGNI contained in this Agreement will be true and correct at and as of the time of the Closing, and FGNI shall have delivered to OIS a certificate, dated the date of the Closing, to such effect and in the form and substance satisfactory to OIS, and signed, in the case of FGNI, by its president and secretary.

SECTION 9.2 Performance. Each of the obligations of FGNI to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed at such time of Closing, and FGNI shall have delivered to OIS a certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to OIS and signed, in the case of FGNI by its president and secretary.

SECTION 9.3 Authority. All action required to be taken by, or on the part of FGNI to authorize the execution, delivery and performance of this Agreement by FGNI and the consummation of the transactions contemplated hereby, shall have been duly and validly taken.

SECTION 9.4 Absence of Certain Changes or Events. There shall not have occurred, since the date hereof, any adverse change in the business, condition, (financial or otherwise), assets or liabilities of FGNI or any event or condition of any character adversely affecting FGNI, and it shall have delivered to OIS, certificates, dated the date of the Closing, to such effect and in form and substance satisfactory to OIS and signed, in the case of FGNI, by its president and secretary.

                                    ARTICLE X

                                   TERMINATION

SECTION 10.1 Termination. Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated:

     (a) By mutual agreement of the parties hereto at any time prior to Closing;

     (b) By the board of directors of FGNI at any time prior to the closing in the event:

     (i) a condition to performance by FGNI under this Agreement or a covenant of OIS contained herein shall not be fulfilled on or before the time of the Closing or at such other time and date specified for the fulfillment for such covenant or condition; or

     (ii) a material  default or breach of this Agreement  shall be made by OIS;
or

     (iii) the Closing shall not have taken place on or prior to October 16, 2001.

(c) By the board of directors of OIS at any time prior to the closing in the event:

     (i) a condition to OIS performance under this Agreement or a covenant of FGNI contained in this Agreement shall not be fulfilled on or before the Closing or at such other time and date specified for the fulfillment of such covenant or conditions;

     (ii) a material  default or breach of this Agreement shall be made by FGNI;
or

     (iii) the Closing shall not have taken place on or prior to October 16, 2001.

SECTION 10.2 Effect of Termination. If this Agreement is terminated, this Agreement, except as to Sections 11.1, 11.2, shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or stockholders; provided however, that in the case of a Termination without cause by a party or a termination pursuant to Sections 10.1(b) (i) or 10.1 (c) (i) hereof because of a prior material default under or a material breach of this Agreement by another party, the damages which the aggrieved party or parties may recover from the defaulting party or parties shall in no event exceed the amount of out-of-pocket costs and expenses incurred by such aggravated party or parties in connection with this Agreement.

SECTION 10.3 Recision. In the event that prior to October 16, 2001, OIS fails to obtain any and all consents and/or approvals that may be required from the OIS, shareholders or any regulatory authority for the approval and ratification of this Agreement, then this Agreement shall be rescinded and become null and void with the result that all shares of FGNI Common Stock issued to OIS hereunder are to be deemed canceled and no longer outstanding on the transfer records of FGNI and that those assets set forth in Exhibit 1.1 hereto shall be returned to OIS..

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1 Finders Fees. OIS and FGNI agree and acknowledge that 1,000,000 shares of common stock will be paid for finders fees and merger and acquisition fees will be paid to a third party. OIS will pay 500,000 shares and FGNI 500,000 shares, by each entity.

SECTION 11.2 Cost and Expenses. All costs and expenses incurred in connection with this Agreement will be paid by the party incurring such expenses. In the event of any termination of this Agreement pursuant to Section 10.1 or 10.3, subject to the provisions of Section 11.2, OIS and FGNI will each bear their own respective expenses.

SECTION 11.3 Extension of Time: Waivers. At any time prior to the Closing date:

     (a) FGNI may (i) extend the time for the performance of any of the obligations or other acts of OIS, (ii) waive any inaccuracies in the representations and warranties of OIS contained herein or in any document delivered pursuant hereto by OIS, and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by OIS. Any agreement on the part of FGNI to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of FGNI;

     (b) OIS may (i) extend the time for the performance of any of the obligations or other acts of FGNI, (ii) waive any inaccuracies in the representations and warranties of FGNI contained herein or in any document delivered pursuant hereto by FGNI and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by FGNI. Any agreement on the part of OIS to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of OIS;

SECTION 11.4 Notices. Any notice to any party hereto pursuant to this Agreement shall be given by Certified or Registered Mail, addressed as follows:

                         OASIS INFORMATION SYSTEMS, INC.
                            14726 Goldenwest Suite F
                              Westminster, CA 92683

                                 1ST GENX, INC.
                              101-565 Bernardo Ave.
                               Kelowna, BC V1Y8R4


     Additional notices are to be given to each party, at such other address should be designated in writing comply as to delivery with the terms of this
Section 11.3. All such notices shall be effective when sent, addressed as aforesaid.

SECTION 11.5 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and designees. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

SECTION 11.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together shall constitute one document. The delivery by facsimile of an executed counterpart of this Agreement shall be deemed to be an original and shall have the full force and effect of an original executed copy.

SECTION 11.7 Severability. The parties hereto agree and affirm that none of the provisions herein is dependent upon the validity of any other provision, and if any part of this Agreement is deemed to be unenforceable, the remainder of the Agreement shall remain in full force and effect.

SECTION 11.8 Headings. The Article and Section headings are provided herein for convenience of reference only and do not constitute a part of this Agreement.

SECTION 11.9 Governing Law. This Agreement shall be governed by the laws of the State of Nevada. Any action to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in the State of Nevada and in no other place.

SECTION 11.10 Survival of Representations and Warranties. All terms, conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, shall survive the Closing and the delivery of the shares of FGNI Common Stock transferred hereunder at the Closing, regardless of any investigation made by or on behalf of any of the parties hereto.

SECTION 11.11 Assignability. This Agreement shall not be assignable by any of the parties hereto without the prior written consent of the other parties.

SECTION 11.12 Amendment. This Agreement may be amended with the approval of the boards of directors of FGNI and OIS at any time before or after approval thereof by directors of FGNI, if required, and OIS; but after such approval by the FGNI directors, no amendment shall be made which substantially and adversely changes the terms hereof. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.


IN WITNESS WHEREOF, the parties hereto have executed and delivered this Acquisition Agreement in a manner legally binding upon them as of the date first above written.

FGNI
1st GENX, INC.    .                                  ATTEST:





By:  /S/ Antal Markus                                 /S/ Marilyn Markus
Its: President                                                Secretary



OIS
OASIS INFORMATION SYSTEMS, INC              ATTEST


By:  /S/ Jerry Tavitas                                         /S/ Diane Terry
Its: President                                                Secretary

                                                     EXHIBITS


                                   CERTIFICATE

                                       OF

                                       OIS



     The undersigned, Jerry Tavitas and Diane Terry hereby certify that they are the President and Secretary respectively, of OIS, a Nevada corporation and further certify as follows:

     1.  That  the  representations  and  warranties  of  OIS  contained  in the
Acquisition   Agreement  (the   "Agreement")  by  and  between  FGNI,  a  Nevada
corporation, and OIS are true and correct at and as of the date hereof.

     2. The obligations and covenants of OIS to be performed and observed on or before the Closing as defined in the Agreement have been duly performed and observed.

     3. Except as otherwise disclosed in the Agreement, there has not occurred since the date thereof, any adverse change in the business, condition (financial or otherwise), assets or liabilities of the Company or any event or condition of any character adversely affecting the Company.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 14th day of September, 2001.



                                      OASIS INFORMATION SYSTEMS, INC.


                                      By: /S/ Jerry Tavitas
                                      Jerry Tavitas, President



                                      By: /S/ Diane Terry
                                      Diane Terry, Secretary



                                   CERTIFICATE

                                       OF

                                 1st GENX, INC.



     The undersigned, Antal Markus and Marilyn Markus hereby ratify that they are the President and Secretary respectively, of 1st GENX, INC., a Nevada corporation (FGNI) and further certify as follows:

     1. That the representations and warranties of FGNI contained in the Acquisition Agreement (the "Agreement") by and between FGNI and OIS are true and correct at and as of the date hereof.

     2. The obligations and covenants of FGNI to be performed and observed on or before the Closing as defined in the Agreement have been duly performed and observed.

     3. Except as otherwise disclosed in the Agreement, there has not occurred since the date thereof, any adverse change in the business, condition (financial or otherwise), assets or liabilities of FGNI or any event or condition of any character adversely affecting FGNI.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 14th day of September, 2001.



                                                     1st GENX, INC.


                                                     By:/S/ Antal Markus
                                                     Antal Markus, President



                                                     By:/S/ Marilyn Markus
                                                     Marilyn Markus, Secretary